EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2005

Energy & Engine Technology Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-32129	88-0471842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5308 West Plano Parkway, Plano, Texas 75093
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (972) 732-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2005, Anchor Tampa, Inc. agreed to amend its Promissory Note, dated May 3, 2005, so that the unpaid balance and all accrued and unpaid interest due thereon is to be paid in full no later than July 31, 2006.

Item 8.01 Other Events.

On October 20, 2005, EENT filed a Petition in District Court in Collin County, Texas against Fernando A. Pereira (former manager and President of EENT’s subsidiary BMZ Generators Technology, Inc., terminated in early September 2005) and BMZ Generators & Welders, Inc. (“Old BMZ”) alleging among other things certain breaches of contract, fraud, and breaches of express warranty arising from the July 2004 purchase by EENT of assets from Pereira and Old BMZ. The petition was served on Defendants on October 24, 2005 by service of process on the Secretary of State of the State of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	October 28, 2005	Energy & Engine Technology Corporation

By: /s/ Jolie G. Kahn
Jolie G. Kahn
General Counsel